UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2022

Whitestone REIT
(Exact Name of Registrant as Specified in Charter)

Maryland	001-34855	76-0594970
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500
Houston, TX	77063
(Address of Principal Executive Offices)	(Zip Code)

(713) 827-9595
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, par
value $0.001 per share	WSR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On September 16, 2022, Whitestone REIT (the “Company”), through its operating partnership, Whitestone REIT Operating Partnership, L.P. (the “Operating Partnership”), entered into an unsecured credit facility (the “2022 Facility”) with the lenders party thereto, Bank of Montreal, as administrative agent (the “Administrative Agent”), Truist Bank, as syndication agent, and BMO Capital Markets Corp., Truist Bank, Capital One, National Association, and U.S. Bank National Association, as co-lead arrangers and joint book runners. The 2022 Facility amended and restated the Company’s previous unsecured revolving credit facility, dated November 7, 2014, as amended on October 30, 2015, December 8, 2016, and January 31, 2019.

The 2022 Facility is comprised of the following two tranches:

•
$250.0 million unsecured revolving credit facility with a maturity date of September 16, 2026, with two additional six-month options to extend the maturity date to September 16, 2027 (the “Revolver”); and

•	$265.0 million unsecured term loan with a maturity date of January 31, 2028 (“Term Loan”).

Borrowings under the 2022 Facility accrue interest (at the Operating Partnership's option) at a Base Rate or an Adjusted Term SOFR plus an applicable margin based upon the Company’s then existing leverage. Based on the Company’s current leverage ratio, the Revolver has an initial interest rate of SOFR plus 1.60% and a 10 basis point credit spread adjustment. In addition, the Company entered into interest rate swaps to fix the interest rates on the Term Loan. The Term Loan has the following interest rates:

• 2.16% plus 1.55% through October 28, 2022

• 2.80% plus 1.55% from October 29, 2022 through January 31, 2024

• 3.42% plus 1.55% from February 1, 2024 through January 31, 2028

The 2022 Facility also has a pricing provision where the applicable margin can be adjusted by an aggregate 0.02% per annum based on the Company’s performance on certain sustainability performance targets. Base Rate means, for any day, the higher of: (a) the Administrative Agent’s prime commercial rate, (b) the sum of (i) the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York for such day, plus (ii) 0.50%, or (c) the sum of (i) Adjusted Term SOFR for a one-month tenor in effect on such day plus (ii) 1.10%.  Adjusted Term SOFR means, for any such day, the sum of (i) the SOFR-based term rate for the day two (2) business days prior and (ii) 0.10%.

The Company, each direct and indirect material subsidiary of the Operating Partnership and any other subsidiary of the Operating Partnership that is a guarantor under any unsecured ratable debt will serve as a guarantor for funds borrowed by the Operating Partnership under the 2022 Facility. The 2022 Facility contains customary terms and conditions, including, without limitation, customary representations and warranties and affirmative and negative covenants including, without limitation, information reporting requirements, limitations on investments, acquisitions, loans and advances, mergers, consolidations and sales, incurrence of liens, dividends and restricted payments. In addition, the 2022 Facility contains certain financial covenants including the following:

•	maximum total indebtedness to total asset value ratio of 0.60 to 1.00;

•	maximum secured debt to total asset value ratio of 0.40 to 1.00;

•	minimum EBITDA (earnings before interest, taxes, depreciation, amortization or extraordinary items) to fixed charges ratio of 1.50 to 1.00;

•	maximum other recourse debt to total asset value ratio of 0.15 to 1.00; and

•	maintenance of a minimum tangible net worth of $449 million plus 75% of the net proceeds from additional equity offerings.

The 2022 Facility also contains customary events of default with customary notice and cure, including, without limitation, nonpayment, breach of covenant, misrepresentation of representations and warranties in a material respect, cross-default to other major indebtedness, change of control, bankruptcy and loss of REIT tax status. If an event of default occurs and is continuing under the 2022 Facility, the lenders may, among other things, terminate their commitments under the 2022 Facility and require the immediate payment of all amounts owed thereunder.

The 2022 Facility includes an accordion feature that will allow the Operating Partnership to increase the borrowing capacity by $200.0 million, upon the satisfaction of certain conditions. At closing, the Company used $379.6 million of proceeds from the 2022 Facility to repay amounts outstanding under its previous unsecured revolving credit facility.

The foregoing description of the 2022 Facility does not purport to be complete and is qualified in its entirety by the terms of the 2022 Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 7.01 – Regulation FD Disclosure.

On September 19, 2022, the Company issued a press release related to the Company’s and the Operating Partnership’s entry into the Credit Agreement. A copy of the press release is filed herewith as Exhibit 99.1

The information furnished in Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Third Amended and Restated Credit Agreement, dated as of September 16, 2022, among Whitestone REIT Operating Partnership, L.P., Whitestone REIT, et al., as guarantors, the lenders party thereto, and Bank of Montreal, as Administrative Agent.

99.1	Press release of Whitestone REIT, dated September 19, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT
Date: September 19, 2022	By:	/s/ John S. Hogan
John S. Hogan
Chief Financial Officer